Exhibit 99(a)(1)(A)

Blue Owl Credit Income Corp.
Tender Offer Instruction Letter
Dear Investor,
This letter serves to inform you of important details relating to Blue Owl Credit Income Corp.'s (the “Company”) offer to repurchase up to 101,609,217 of its Shares, filed with the Securities and Exchange Commission on August 26, 2026. This amount represents 5.00% of the aggregate number of the Company’s Shares outstanding as of June 30, 2026. The term “Shares” as used herein refers only to those shares of Common Stock that are eligible to be repurchased. The Company’s Offer is not conditioned on any minimum number of shares being tendered but is subject to other conditions described in the Offer and in the related Letter of Transmittal. Please refer to the Offer to Purchase and Letter of Transmittal for a complete description of the terms and conditions of this Offer. All capitalized terms not defined herein are defined in the Offer to Purchase and Letter of Transmittal.

If you DO NOT wish to sell your shares of the Company, NO ACTION IS REQUIRED, and you can disregard this notice.

If you wish to submit a request to tender your shares, the Tender Authorization Form dated August 26, 2026 must be received in good order by the Company’s Processing Agent by 7:00 p.m., Eastern Time, on September 30, 2026, which is the Expiration Date of the Offer. Any requests received by the Processing Agent after the expiration date or not in good order will not be considered.
Please note that certain Financial Intermediaries, may require you to submit your repurchase request through those Financial Intermediaries. The Company recommends you consult your financial representative before tendering your shares.
Instructions for Custodial Held Investments

If you hold your shares of the Company with a Custodian and wish to participate in this tender offer, please ensure you complete and submit the enclosed Tender Authorization Form, along with any Custodian forms, directly to your Custodian for their signature.
Should the Company’s Processing Agent not receive your Custodian’s instructions prior to the Expiration Date, your request will be deemed not in good order and you will not be considered for this tender offer.
Instructions for Directly Held Accounts

If you hold your shares of the Company directly with the Transfer Agent and wish to participate in this tender offer, please ensure you complete and submit the enclosed Tender Authorization Form using the directions listed below.
Submission Instructions

The method of delivery of the Tender Authorization Form is at the option and risk of the tendering holder of Shares. Registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date.

►	If submitting by physical mail:
DST Systems Inc., Attention: Blue Owl Credit Income Corp.
	►	Regular Mail – P.O. Box 219398, Kansas City, MO 64121-9398
	►	Overnight Mail – 801 Pennsylvania Ave, Suite 219398, Kansas City, MO 64105-1307

►	If submitting electronically:
	►	Email – BlueOwl.Repurchases@sscinc.com

Any questions?
Email: ServiceDesk@blueowl.com
Toll Free: (833) OWL-LINE

Blue Owl Credit Income Corp.
Tender Offer Instruction Letter

IMPORTANT NOTE REGARDING EMAIL DELIVERY

•We cannot accept secure email messages or password protected documents.
•Only one request for a single investor can be submitted in each email. If you are sending multiple emails, please send a list of submissions to servicedesk@blueowl.com
•If you do not receive an auto-response, the email was not received.
•Successful receipt of a request does not constitute Blue Owl acceptance of the request.

Any questions?
Email: ServiceDesk@blueowl.com
Toll Free: (833) OWL-LINE

Blue Owl Credit Income Corp.
Tender Offer Instruction Letter - Ameriprise Financial Services, LLC
To Our Clients,
This letter serves to inform you of important details relating to Blue Owl Credit Income Corp.'s (the “Company”) offer to repurchase up to 101,609,217 of its Shares, filed with the Securities and Exchange Commission on August 26, 2026. This amount represents 5.00% of the aggregate number of the Company’s Shares outstanding as of June 30, 2026. The term “Shares” as used herein refers only to those shares of Common Stock that are eligible to be repurchased. The Company’s Offer is not conditioned on any minimum number of shares being tendered but is subject to other conditions described in the Offer and in the related Letter of Transmittal. Please refer to the Offer to Purchase and Letter of Transmittal for a complete description of the terms and conditions of this Offer. All capitalized terms not defined herein are defined in the Offer to Purchase and Letter of Transmittal.

If you DO NOT wish to sell your shares of the Company, NO ACTION IS REQUIRED, and you can disregard this notice.

Ameriprise Financial Services, LLC (“AMPF”) is the registered holder of record of Shares held for your account. As the registered holder of record of the Shares held for your account, only AMPF may tender those shares pursuant to your instructions. Should you wish to participate in this tender offer, please take the following actions:
1.Complete and Execute the enclosed Tender Authorization Form.
2.Return the signed Form to AMPF for their approval through one of the following three methods:
a. Fax to 1.866.432.9267
b. Mail to 70400 Ameriprise Financial Center, Minneapolis, MN 55474
c. Provide to your financial representative who will submit via eFile
Your instructions to AMPF should be completed in ample time before the Expiration Date to permit AMPF enough time to submit a tender on your behalf before the Expiration Date.
Should you have any questions regarding your investment, please contact your financial representative.

Any questions?
Email: ServiceDesk@blueowl.com
Toll Free: (833) OWL-LINE

Blue Owl Credit Income Corp.
Tender Offer Instruction Letter - Merrill Lynch
Dear Investor,
This letter serves to inform you of important details relating to Blue Owl Credit Income Corp.'s (the “Company”) offer to repurchase up to 101,609,217 of its Shares, filed with the Securities and Exchange Commission on August 26, 2026. This amount represents 5.00% of the aggregate number of the Company’s Shares outstanding as of June 30, 2026. The term “Shares” as used herein refers only to those shares of Common Stock that are eligible to be repurchased. The Company’s Offer is not conditioned on any minimum number of shares being tendered but is subject to other conditions described in the Offer and in the related Letter of Transmittal. Please refer to the Offer to Purchase and Letter of Transmittal for a complete description of the terms and conditions of this Offer. All capitalized terms not defined herein are defined in the Offer to Purchase and Letter of Transmittal.

If you DO NOT wish to sell your shares of the Company, NO ACTION IS REQUIRED, and you can disregard this notice.

Merrill Lynch is the registered holder of record of Shares held for your account. As the registered holder of record of the Shares held for your account, only Merrill Lynch may tender those shares pursuant to your instructions. Should you wish to participate in this tender offer, please take the following actions:
1.Contact your financial representative who will provide you with a customized Tender Offer Form generated for your account.
2.Sign the customized Tender Offer Form and return the form to your financial representative before September 28, 2026.
Upon receiving signed documentation, your financial representative should submit the form and enter the order for processing. Please be aware that your financial representative must submit the form and enter the order by 7:00 P.M., Eastern Time, on September 28, 2026 for your shares to be considered as part of this Offer.
Your instructions to Merrill Lynch should be completed in ample time before the Expiration Date to permit your financial representative to submit a tender on your behalf before the Expiration Date.
Should you have any questions regarding your investment, please contact your financial representative.

Any questions?
Email: ServiceDesk@blueowl.com
Toll Free: (833) OWL-LINE

Blue Owl Credit Income Corp.
Tender Offer Instruction Letter - Morgan Stanley Smith Barney LLC (“MSSB”)
To Clients of MSSB,
This letter serves to inform you of important details relating to Blue Owl Credit Income Corp.'s (the “Company”) offer to repurchase up to 101,609,217 of its Shares, filed with the Securities and Exchange Commission on August 26, 2026. This amount represents 5.00% of the aggregate number of the Company’s Shares outstanding as of June 30, 2026. The term “Shares” as used herein refers only to those shares of Common Stock that are eligible to be repurchased. The Company’s Offer is not conditioned on any minimum number of shares being tendered but is subject to other conditions described in the Offer and in the related Letter of Transmittal. Please refer to the Offer to Purchase and Letter of Transmittal for a complete description of the terms and conditions of this Offer. All capitalized terms not defined herein are defined in the Offer to Purchase and Letter of Transmittal. As set forth in the Company’s prospectus, as supplemented (the “Prospectus”), there is a 10% limit (the “Fee Cap”) on the aggregate amount of total upfront selling commissions, dealer manager fees and stockholder servicing fees (the “Fees”) which can be charged to you while you hold your Blue Owl Credit Income Corp. investment in Class S Shares. The Fee Cap is a percentage of the gross proceeds of your Blue Owl Credit Income Corp. investment as described in the Prospectus. Once the Fee Cap has been met, you will no longer be charged the Fees, and your Class S Shares, as applicable, will convert into Class I Shares without any action required on your part. Please see the section “Share Class Specifications” in the Prospectus for additional details.

If you DO NOT wish to sell your shares of the Company, NO ACTION IS REQUIRED, and you can disregard this notice.

Submission Instructions

The method of delivery of the Tender Authorization Form is at the option and risk of the tendering holder of Shares. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date.
Any requests received after the expiration date or not in good order will not be considered.
Instructions for Tender Authorization Form:
Please request an electronic MSSB’s Tender Authorization Form (“Form”) with your Financial Advisor/Private Wealth Advisor
If you wish to submit a request to tender your shares, the Form must be received in good order by your Financial Advisor/Private Wealth Advisor by 3:59 p.m., Eastern Time, on September 28, 2026, which is two business days prior to the Expiration Date of the Offer.
Please ensure your Financial Advisor/Private Wealth Advisor also submits an Order Entry ticket upon submission, prior to such Expiration Date of Offer to allow for additional processing time.
MSSB CLIENT SHOULD NOT EMAIL OR MAIL TENDER AUTHORIZATION FORM DIRECTLY TO THE FUND.
Instructions for Tender Cancellation Request:
In order to rescind a previously submitted tender authorization form, you must submit the Form of Tender Cancellation Request which accompanies this Offer as Exhibit 99(a)(1)(D).
The Form of Tender Cancellation Request must be completed and sent to your Morgan Stanley Smith Barney LLC ("MSWM") Financial Advisor / Private Wealth Advisor.
MSSB CLIENT SHOULD NOT EMAIL OR MAIL TENDER CANCELLATION REQUEST FORM DIRECTLY TO THE FUND. MSSB CLIENT SHOULD EMAIL OR MAIL TENDER CANCELLATION REQUEST FORM TO THEIR FINANCIAL ADVISOR / PRIVATE WEALTH ADVISOR.

For further information, please reach out to your Morgan Stanley Financial Advisor

Blue Owl Credit Income Corp.
Tender Offer Instruction Letter - Raymond James & Associates, Inc.
To Client of Raymond James & Associates, Inc.,
This letter serves to inform you of important details relating to Blue Owl Credit Income Corp.'s (the “Company”) offer to repurchase up to 101,609,217 of its Shares, filed with the Securities and Exchange Commission on August 26, 2026. This amount represents 5.00% of the aggregate number of the Company’s Shares outstanding as of June 30, 2026. The term “Shares” as used herein refers only to those shares of Common Stock that are eligible to be repurchased. The Company’s Offer is not conditioned on any minimum number of shares being tendered but is subject to other conditions described in the Offer and in the related Letter of Transmittal. Please refer to the Offer to Purchase and Letter of Transmittal for a complete description of the terms and conditions of this Offer. All capitalized terms not defined herein are defined in the Offer to Purchase and Letter of Transmittal.

If you DO NOT wish to sell your shares of the Company, NO ACTION IS REQUIRED, and you can disregard this notice.

Should you wish to participate in this tender offer, please take the following actions:
1.Complete and sign the Tender Authorization Form. In section 3:
Name of Custodian: Raymond James (Retail accounts) & Raymond James Trust Co. of NH (IRA accounts)
Custodial Account Number: Add RJ Retail or IRA Account Number
2.Please scan/upload or fax the documents to Service Center Portal under the form number #00038.
Fax Number: 877-872-8932
Your instructions to Raymond James should be completed in ample time before the Expiration Date to permit Raymond James enough time to submit a tender on your behalf before the Expiration Date.
Should you have any questions regarding your investment, please contact your financial representative.

Any questions?
Email: ServiceDesk@blueowl.com
Toll Free: (833) OWL-LINE

Blue Owl Credit Income Corp.
Tender Offer Instruction Letter - Edward Jones
Dear Investor,
This letter serves to inform you of important details relating to Blue Owl Credit Income Corp.'s (the “Company”) offer to repurchase up to 101,609,217 of its Shares, filed with the Securities and Exchange Commission on August 26, 2026. This amount represents 5.00% of the aggregate number of the Company’s Shares outstanding as of June 30, 2026. The term “Shares” as used herein refers only to those shares of Common Stock that are eligible to be repurchased. The Company’s Offer is not conditioned on any minimum number of shares being tendered but is subject to other conditions described in the Offer and in the related Letter of Transmittal. Please refer to the Offer to Purchase and Letter of Transmittal for a complete description of the terms and conditions of this Offer. All capitalized terms not defined herein are defined in the Offer to Purchase and Letter of Transmittal.

If you DO NOT wish to sell your shares of the Company, NO ACTION IS REQUIRED, and you can disregard this notice.

Edward Jones is the registered holder of record of Shares held for your account. As the registered holder of record of the Shares held for your account, only Edward Jones may tender those shares pursuant to your instructions. Should you wish to participate in this tender offer, please take the following actions:
1.Contact your financial representative who will provide you with a Tender Offer Form for your account.
2.Sign the Tender Offer Form and return the form to your financial representative before September 28, 2026.
Upon receiving signed documentation, your financial representative should submit the form and enter the order for processing. Please be aware that your financial representative must submit the form and enter the order by 7:00 P.M., Eastern Time, on September 28, 2026 for your shares to be considered as part of this Offer.
Your instructions to Edward Jones should be completed in ample time before the Expiration Date to permit your financial representative to submit a tender on your behalf before the Expiration Date.
Should you have any questions regarding your investment, please contact your financial representative.

Any questions?
Email: ServiceDesk@blueowl.com
Toll Free: (833) OWL-LINE